Exhibit 99.1

ZAGG INC AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except par value)
(Unaudited)

	June 30,	December 31,
	2015	2014

ASSETS

Current assets
Cash and cash equivalents	$11,151	$9,461
Accounts receivable, net of allowances of $1,230 in 2015 and $1,910 in 2014	53,848	75,729
Inventories	44,004	48,378
Prepaid expenses and other current assets	2,157	2,681
Deferred income tax assets	10,774	10,774

Total current assets	121,934	147,023

Property and equipment, net of accumulated depreciation at $9,376 in 2015 and $7,659 in 2014	6,971	7,300

Intangible assets, net of accumulated amortization at $37,560 in 2015 and $33,242 in 2014	27,090	31,408

Deferred income tax assets	14,697	14,290

Note receivable	—	801

Other assets	1,514	457

Total assets	$172,206	$201,279

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities
Accounts payable	$22,583	$49,379
Income taxes payable	1,027	6,464
Accrued liabilities	5,434	6,910
Accrued wages and wage related expenses	2,053	2,600
Deferred revenue	173	179
Sales returns liability	6,005	8,674

Total current liabilities	37,275	74,206

Total liabilities	37,275	74,206

Stockholders' equity
Common stock, $0.001 par value; 100,000 shares authorized;
33,095 and 32,686 shares issued in 2015 and 2014, respectively	33	33
Additional paid-in capital	86,638	85,154
Accumulated other comprehensive loss	(1,388)	(895)
Note receivable collateralized by stock	(50)	(348)
Treasury stock, 3,611 and 3,569 common shares in 2015 and 2014 respectively, at cost	(19,899)	(19,576)
Retained earnings	69,597	62,705

Total stockholders' equity	134,931	127,073

Total liabilities and stockholders' equity	$172,206	$201,279

ZAGG INC AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2015	June 30, 2014	June 30, 2015	June 30, 2014

Net sales	$66,689	$50,154	$123,905	$99,157
Cost of sales	41,732	33,367	75,991	64,592

Gross profit	24,957	16,787	47,914	34,565

Operating expenses:
Advertising and marketing	2,060	1,378	4,691	3,386
Selling, general and administrative	14,510	11,402	27,264	22,805
Amortization of definite-lived intangibles	2,134	2,427	4,268	4,855

Total operating expenses	18,704	15,207	36,223	31,046

Income from operations	6,253	1,580	11,691	3,519

Other income (expense):
Interest expense	(26)	(40)	(53)	(83)
Other income (expense)	(59)	24	21	113

Total other income (expense), net	(85)	(16)	(32)	30

Income before provision for income taxes	6,167	1,564	11,659	3,549

Income tax provision	(2,476)	(771)	(4,767)	(1,769)

Net income	$3,691	$793	$6,892	$1,780

Earnings per share:

Basic earnings per share	$0.13	$0.03	$0.23	$0.06

Diluted earnings per share	$0.12	$0.03	$0.23	$0.06

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ZAGG INC AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION TO GAAP

(Unaudited)

 Unaudited Supplemental Data

 The following information is not a financial measure under generally accepted accounting principals (GAAP).  In addition, it should not be construed as an alternative to any other measures of performance determined in accordance with GAAP, or as an indicator of our operating performance, liquidity or cash flows generated by operating, investing and financing activities as there may be significant factors or trends that it fails to address.  We present this financial information because we believe that it is helpful to some investors as a measure of our operations.  We caution investors that non-GAAP financial information, by its nature, departs from traditional accounting conventions; accordingly, its use can make it difficult to compare our results with our results from other reporting periods and with the results of other companies.

Adjusted EBITDA Reconciliation		Three months ended		Six months ended
		June 30, 2015	June 30, 2014	June 30, 2015	June 30, 2014

Net income in accordance with GAAP		$ 3,691	$ 793	$ 6,892	$ 1,780

Adjustments:

a.	Stock based compensation expense	934	650	1,810	1,171
b.	Depreciation and amortization	3,156	3,052	6,096	6,072
c.	Other (income) expense	85	16	32	(30)
d.	Provision for income taxes	2,476	771	4,767	1,769

Adjusted EBITDA		$ 10,342	$ 5,282	$ 19,597	$ 10,762

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